Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Indivior PLC of our report dated March 9, 2023 relating to the financial statements, which appears in Indivior PLC's Registration Statement on Form 20-F (No. 001-37835).
/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
June 12, 2023